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                                                                     EXHIBIT 3.1

    FILED IN THE OFFICE OF THE                          RECEIPT NO. F49800021534
    SECRETARY OF STATE OF THE                           LAUGHLIN ASSOC. INC.
         STATE OF NEVADA                                10/15/1997
           OCT 24 1997                                  REC'D BY TN $125.00
         NO. C23659-1997

        /s/ DEAN HELLER
-------------------------------
DEAN HELLER, SECRETARY OF STATE


                           ARTICLES OF INCORPORATION

                                       OF

                             HUILE' OIL & GAS, INC.

          FIRST: The name of the corporation is:

                             HUILE' OIL & GAS INC.

          SECOND: Its registered office in the state of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

          THIRD: The objects for which this Corporation is formed are: To engage in any lawful activity, including but not limited to the following:

     (A) Shall have such rights, privileges and powers as may be conferred upon corporations any by existing law.

     (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

     (C) Shall have power to have succession by its corporate name for the period limited in its certificates or Articles of Incorporation and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

     (D) Shall have power to sue and to be sued in any court of law or equity.


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     (E)  Shall have power to make contracts.

     (F) Shall have power to hold purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power or take same devise or bequest in the State of Nevada, or in any other state, territory or country.

     (G) Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

     (H) Shall have power to make By-Laws not consistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its shareholders.

     (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

     (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of the seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

     (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or any other lawful purpose of its incorporation: to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specific event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or


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for any other lawful object.

     (L) Shall have power to guarantee, purchase, hold sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

     (M) Shall have power to purchase, hold, sell and transfer shares of its capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

     (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any other of the several states, territories, possessions and dependencies of the United States, the District of Columbia and any foreign countries.

     (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation and in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects set forth in the certificate or Articles of Incorporation of the Corporation, or any amendment thereof.

     (P) Shall have power to make donations for the public welfare or for charitable scientific or educational purposes.



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     (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with the lawful activities as may be allowed by law.

               FOURTH:   That the total number of common stock shares
authorized that may be issued by the Corporation is TWENTY-FIVE THOUSAND (25,000) shares of stock without nominal or par value. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

               FIFTH:    The governing board of this Corporation shall be known
as directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

                         The name and address of the first Board of Directors,
which shall be one (1) in number, is as follows:

          NAME                               ADDRESS
          ----                               -------
     Paul W. Andre                 44-489 Town Center Way, Suite D-401
                                   Palm Desert, California 92260-2723

               SIXTH:    The capital stock, after the amount of the
subscription price, or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

               SEVENTH: The name and address of the Incorporator signing the Articles of Incorporation is as follows:

          NAME                               ADDRESS
          ----                               -------
     Paul W. Andre                 44-489 Town Center Way, Suite D-401
                                   Palm Desert, California 92260-2723



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          EIGHTH: The Resident Agent for this operation shall be:

                           LAUGHLIN ASSOCIATES, INC.

The address of said agent, and the registered or statutory address of this corporation in the State of Nevada, shall be:

                            2533 North Carson Street
                           Carson City, Nevada 89706

          NINTH: The corporation is to have perpetual existence.

          TENTH: In furtherance and not in limitation of the owners conferred by statute, the Board of Directors is expressly authorized:

          Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

          To fix the amount to be reserved as working capital over and above its capital stock paid in: to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.

          By resolution passed by a majority of the whole Board of Directors, to designate one of more, committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

          When and as authorized by the affirmative vote of the Stockholders


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holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have the power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     TWELFTH: No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer: provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any appeal or modification of this Article by the Stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the


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Corporation for the acts or omissions prior to such repeal or modifications.

     THIRTEENTH: This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation and all rights conferred upon. Stockholders herein are granted subject to this reservation.


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      I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 13 day of October 1997.


                                          /s/ PAUL W. ANDRE
                                          --------------------------------------
                                              PAUL W. ANDRE


      On this 13th day October 1997, before me, Wendee L. Correia a Notary Public, personally appeared Paul W. Andre, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on this instrument the person, or entity upon behalf of which the person acted, executed this instrument.

                                          WITNESS my hand and official seal.

                                          /s/ WENDEE L. CORREIA
                                          --------------------------------------
                                          NOTARY PUBLIC

                                          ===================================
                                                    WENDEE L. CORREIA
                                            [SEAL] NOTARY PUBLIC-NEVADA
                                              Appt. Recorded in CARSON CITY
                                               My Appt. Exp. April 9, 2001
                                                     No. [Illegible]
                                          ===================================

                                          (Notarial Seal)


                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                               BY RESIDENT AGENT

I, LAUGHLIN ASSOCIATES, INC. hereby accept appointment as Resident Agent of
HUILE' OIL & GAS, INC.           the previously named Corporation.


Wendee L. Correia             Customer Service Sp                       10-13-97
--------------------------------------------------------------------------------
Name                                Title                                 Date



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                                STATE OF NEVADA
                               SECRETARY OF STATE

I HEREBY CERTIFY THAT THIS IS A TRUE AND COMPLETE COPY OF THE DOCUMENT AS FILED IN THIS OFFICE.

                                   OCT 12 '99

                                /s/ DEAN HELLER
                                  DEAN HELLER
                               SECRETARY OF STATE

                              By: /s/ JOANN LARSON
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       FILED #C-23659-99

          APR 24 2000

       IN THE OFFICE OF
       /s/ DEAN HELLER
DEAN HELLER SECRETARY OF STATE

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)
                                                                       Filed by:

                             HUILE' OIL & GAS, INC.
                    ----------------------------------------
                              Name of Corporation

     We the undersigned ROBERT O. HASSAN, JR., President
                        ------------------------------------------
                         President or Vice President

TRICIA A. WILLIS, Secretary       of  HUILE' OIL & GAS, INC.
----------------------------------   -------------------------------
Secretary or Assistant Secretary     Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 5th day of April, 2000, adopted a resolution to amend the original articles as follows:

     RESOLVED: That Article FOURTH of the Articles of Incorporation be amended to read in full as follows:

     "FOURTH: That the total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000). The par value of each of such shares is $.001. All such shares are one class and are shares of Common Stock. Upon the amendment of this Article to read as hereinabove set forth, each one (1) outstanding shares is split, reconstituted and converted into one hundred (100) shares."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 21,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     I declare under penalty of perjury that the foregoing is true and correct.

Executed this 5th day of April, 2000 at San Diego County, California.

                                        /s/ ROBERT O. HASSAN, JR.
                                        ----------------------------------------
                                        ROBERT O. HASSAN, JR.
                                        President


                                        /s/ TRICIA A. WILLIS
                                        ----------------------------------------
                                        TRICIA A. WILLIS
                                        Secretary
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                        _______________________________

                                STATE OF NEVADA
                               SECRETARY OF STATE

                        I HEREBY CERTIFY THAT THIS IS A
                        TRUE AND COMPLETE COPY OF
                        THE DOCUMENT AS FILED IN THIS
                        OFFICE.

                                   APR 24 '00

                                /s/ DEAN HELLER
                               ------------------
                                  DEAN HELLER
                               SECRETARY OF STATE

                        _______________________________